Exhibit 99.2 Fourth Quarter and Full Year 2019 Results Conference Call February 20, 2020

Forward‐Looking Statements and Non‐GAAP Financial Measures This presentation includes information that may constitute “forward‐looking statements,” made pursuant to the safe harbor provisions of the Private  Securities Litigation Reform Act of 1995. Forward‐looking statements relate to future, not past, events and often address our expected future growth,  plans and performance or forecasts. These forward‐looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,”  “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although  not all forward‐looking statements contain these identifying words. Such forward‐looking statements are based on management’s current expectations  about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those  expressed or implied in our forward‐looking statements. Subsequent events and developments, including actual results or changes in our assumptions,  may cause our views to change. We do not undertake to update our forward‐looking statements except to the extent required by applicable law. Readers  are cautioned not to place undue reliance on such forward‐looking statements.  All forward‐looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes  could differ materially from those included in these forward‐looking statements as a result of various factors, including, but not limited to, the expected  timing of onboarding new business deployment, our ability to integrate acquired businesses as planned and to realize the expected benefits from  acquisitions, our ability to successfully deliver on our commitments to our customers, fluctuations in our results of operations and cash flows, and the  factors discussed under the heading “Risk Factors” in our annual report on Form 10‐K for the year ended December 31, 2018, our quarterly reports on  Form 10‐Q and any other periodic reports that the Company files with the Securities and Exchange Commission. This presentation includes the following non‐GAAP financial measures: adjusted EBITDA, adjusted cost of services, adjusted SG&A expense and net debt.  Please refer to the Appendix located at the end of this presentation for a reconciliation of the non‐GAAP financial measures to the most directly  comparable GAAP financial measures. 2

Q4 and Full Year 2019 Financial Highlights Fourth Quarter Financial Highlights . Revenue of $314.0 million, up $51.1 million and 19.4% compared to the same period last year . GAAP net income of $7.8 million, compared to GAAP net loss of $5.7 million in the same period last year . Adjusted EBITDA of $45.1 million, up $18.0 million compared to the same period last year Full Year 2019 Financial Highlights . Revenue of $1,186.1 million, up $317.6 million and 36.6% compared to 2018 . GAAP net income of $12.0 million, compared to GAAP net loss of $45.3 million in 2018 . Adjusted EBITDA of $168.0 million, up $111.0 million compared to 2018 3

2019 Business Highlights Strong Operational Execution on Contracted Book of Business . Faster margin progression relative to our model targets for customers in the margin‐ramp phase New Business Wins . $4.1 billion in new end‐to‐end net patient revenue (NPR) under management from net new customers,  the highest level in eight years.  . Quorum Health: $1.6B NPR . New Physician Group: $700M NPR . Rush University: $1.8B NPR  . 91 modular agreements signed Technology Investments . New innovation center in Salt Lake City, UT . Automation via Digital Transformation Office (DTO) . Patient Experience (PX) platform and SCI acquisition 4

2020 Priorities New Business Growth . Market dynamics remain favorable and pipeline continues to grow . Deals in late‐stage pipeline at the end of 2019 continue to progress  . Anticipate signing $3 billion in new NPR in 2020 Integrate SCI and commercialize PX platform . Integrate SCI’s digital patient interface and referral/scheduling technology with R1 Access and R1 Insight . Offer PX platform on a modular basis  Grow Physician Footprint . Formally launched physician offering, R1 Professional, in January . Opportunity to grow market share meaningfully with our comprehensive, differentiated offering Continued Execution, Successfully Onboard New Business . Fully mobilized to onboard Quorum, physician customer and Rush . Finalize deployment of DTO and ensure ongoing effort through Automation Center of Excellence 5

4Q’19 non‐GAAP Results –Q/Q and Y/Y Comparison ($ in millions) 4Q’19 3Q’19 4Q’18 Key change driver(s) • Q/Q: Contribution from Quorum Revenue $314.0 $301.2 $262.9 • Y/Y: Contribution from new  customers onboarded in 2019 • Q/Q: Quorum onboarding costs • Y/Y: New customer onboarding  Adjusted Cost of Services1 $246.3 $227.7 $211.3 costs, offset partly by productivity  improvement Adjusted SG&A expense1 $22.6 $24.6 $24.5 • Q/Q: Timing of corporate expenses • Q/Q: Quorum onboarding costs and  higher incentive compensation Adjusted EBITDA1 $45.1 $48.9 $27.1 • Y/Y: Continued progression of  operating partner customers along  the profitability curve Note1: Adjusted cost of services, adjusted SG&A expense and adjusted EBITDA are non‐GAAP measures.  6 A reconciliation of non‐GAAP to GAAP measures is provided in the Appendix of this presentation.

2019 vs. 2018 Results (non‐GAAP) ($ in millions) 2019 2018 y/y chg. Key change driver(s) • Onboarding of new customers and  Revenue $1,186.1 $868.5 36.6% a full year of Intermedix • Onboarding of new customers,  offset in part by productivity  Adjusted Cost of Services1 $930.0 $731.7 27.1% improvement in the delivery of our  services • Investments in corporate IT and  Adjusted SG&A expense1 $88.1 $79.8 10.4% human resources infrastructure;   sales and marketing • Continued progression of operating  partner customers along the  Adjusted EBITDA1 $168.0 $57.0 194.7% profitability curve, offset partly by  onboarding costs for new  customers Note1: Adjusted cost of services, adjusted SG&A expense and adjusted EBITDA are non‐GAAP measures.  7 A reconciliation of non‐GAAP to GAAP measures is provided in the Appendix of this presentation.

Additional Commentary . Net debt1 of $264.4 million as of 12/31/19, including restricted cash . Repaid $14 million in Q4’19; $28 million in 2H’19 . Expect to fund $150 million of SCI acquisition with incremental Term Loan A . Net interest expense of $4.0 million in Q4’19; $29.1 million in 2019 . Down $1.0M sequentially due to debt repayment and favorable LIBOR rates . Quarterly interest expense declined by ~50% after refinancing in June . Capex of $17.9 million in Q4’19; $61.0 million in 2019 . Primarily related to continued IT investments to support growth, as well as our DTO effort Note1: Net debt is a non‐GAAP measure. A reconciliation of non‐GAAP to GAAP measures is provided in the Appendix of this presentation. 8

Financial Outlook 2 2020 2021 1 Cash flow from operations expected to grow ~$100M in 2020 Note1:  Adjusted EBITDA is a non‐GAAP measure. Pease refer to the Appendix for a reconciliation of non‐GAAP financial measures. 9 Note2: Long‐term is defined as 3‐5 years post‐2020. 2020 guidance continues to assume addition of $3B in new end‐to‐end NPR under management.

Appendix 10

Use of Non‐GAAP Financial Measures . In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision  making, the Company supplements its GAAP consolidated financial statements with certain non‐GAAP financial performance measures, including  adjusted EBITDA, adjusted cost of services, adjusted SG&A expense and net debt. Adjusted EBITDA is defined as GAAP net income before net interest  income/expense, income tax provision/benefit, depreciation and amortization expense, share‐based compensation expense, expense arising from debt  extinguishment, strategic initiatives costs, transitioned employee restructuring expense, digital transformation office expenses, and certain other items.  Adjusted cost of services is defined as GAAP cost of services before share‐based compensation expense and depreciation and amortization expense.  Adjusted SG&A expense is defined as GAAP SG&A expense before share‐based compensation expense and depreciation and amortization expense. Net  debt is defined as total debt less cash and cash equivalents,  and restricted cash.  . Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations  and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive  incentive compensation programs, as well as for incentive compensation programs for employees. . A reconciliation of GAAP net income to non‐GAAP adjusted EBITDA, GAAP cost of services to non‐GAAP cost of services, GAAP SG&A expense to non‐ GAAP SG&A expense, total debt to net debt, and GAAP operating income guidance to non‐GAAP adjusted EBITDA guidance is provided on the following  slides. Adjusted EBITDA, adjusted cost of services, adjusted SG&A expense and net debt should be considered in addition to, but not as a substitute for,  the information presented in accordance with GAAP. 11

Reconciliation of GAAP to non-GAAP Financials

$ in millions

Reconciliation of GAAP Net Income (Loss) to non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2019	2018	2019	2018	2019
Net income (loss)	$ 7.8	$ (5.7)	$ 12.0	$ (45.3)	$ 9.2
Net interest expense	4.0	10.7	29.1	26.3	5.0
Income tax provision (benefit)	2.5	(1.1)	(2.2)	(11.4)	9.4
Depreciation and amortization expense	15.8	11.2	55.7	38.8	14.1
Share-based compensation expense	5.7	4.5	18.4	18.2	3.8
Loss on debt extinguishment	—	—	18.8	—	-
Other expenses(1)	9.3	7.5	36.2	30.4	7.4
Adjusted EBITDA (non-GAAP)	$ 45.1	$ 27.1	$ 168.0	$ 57.0	$ 48.9

Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2019	2018	2019	2018	2019
Cost of services	$ 262.6	$ 222.7	$ 987.8	$ 770.6	$ 241.9
Less:					
Share-based compensation expense	1.8	1.4	6.1	5.8	1.5
Depreciation and amortization expense	14.5	10.0	51.7	33.1	12.7
Non-GAAP cost of services	$ 246.3	$ 211.3	$ 930.0	$ 731.7	$ 227.7

Reconciliation of GAAP SG&A to Non-GAAP SG&A

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2019	2018	2019	2018	2019
Selling, general and administrative	$ 27.8	$ 28.8	$ 104.4	$ 97.9	$ 28.3
Less:					
Share-based compensation expense	3.9	3.1	12.3	12.4	2.3
Depreciation and amortization expense	1.3	1.2	4.0	5.7	1.4
Non-GAAP Selling, general and administrative	$ 22.6	$ 24.5	$ 88.1	$ 79.8	$ 24.6

Note (1): Other expenses are comprised of reorganization-related, strategic initiatives costs, a portion of DTO costs and certain other costs.

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Reconciliation of GAAP to non‐GAAP Financials $ in millions Reconciliation of GAAP Operating Income Guidance to Non‐GAAP Adjusted EBITDA Guidance 2020 2021 GAAP Operating Income Guidance $145‐165 $205‐225 Plus: Depreciation and amortization expense $65‐75 $75‐85 Share‐based compensation expense $20‐25 $20‐25 Strategic initiatives, DTO, severance and other costs $25‐30 $20‐25 Adjusted EBITDA Guidance $260‐275 $320‐340 Reconciliation of Total Debt to Net Debt December 31, 2019 Senior Revolver  $    40.0  Senior Term Loan 316.9  Total debt 356.9  Less: Cash and cash equivalents 92.0  Current portion of restricted cash ‐ Non‐current portion of restricted cash  0.5  equivalents Net Debt  $  264.4  13